EXHIBIT 99.1

News Release	3D Systems Corporation 333 Three D Systems Circle Rock Hill, SC 29730
www.3dsystems.com
NASDAQ: TDSC

Investor Contact:	Chanda Hughes	Media Contact:	Katharina Hayes
	803-326-4010		803-326-3941
	Email: HughesC@3dsystems.com		Email: HayesK@3dsystems.com

3D Systems Announces Conversion of its 6%
Convertible Subordinated Debentures into
Common Stock
     ROCK HILL, South Carolina — July 23, 2007 — 3D Systems Corporation (NASDAQ: TDSC), a leading provider of 3-D Modeling, Rapid Prototyping and Manufacturing solutions, announced today that all of its outstanding 6% Convertible Subordinated Debentures due 2013 were converted by their holders into shares of the company’s common stock as of the end of the day on July 20, 2007 in connection with its previously announced conditional call for redemption of these debentures.
     As a result of the conversion of the entire $14.8 million aggregate principal amount of these debentures, the company will issue approximately 1.5 million shares of its common stock to the former holders of the debentures.
     The company expects its annual interest expense to decline by approximately $900,000 as a result of the conversion of these debentures. The company also paid approximately $122,000 from its available cash covering accrued and unpaid interest on the debentures to, but not including, the July 20 conversion date.
     The company also announced that it has repaid its outstanding revolving credit borrowings from Silicon Valley Bank out of its available cash.
     “We are pleased that our debenture holders elected to convert all of the 6% debentures into common stock,” said Abe Reichental President and Chief Executive Officer. “The conversion of these debentures and the repayment of these revolving credit borrowings further enhance our financial strength and flexibility and mark another step in our ongoing plan to enhance

3D Systems News Release	Page 2
our financial strength and our flexibility to make investments to provide future value to our customers and stockholders.”
     Forward-Looking Statements
     Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and expectations and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors,” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.
     About 3D Systems Corporation
     3D Systems is a leading provider of 3-D Modeling, Rapid Prototyping and Manufacturing solutions. Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input. These solutions are used for design communication and prototyping as well as for production of functional end-use parts: Transform your products.
     More information on the company is available at www.3dsystems.com, or via email at moreinfo@3dsystems.com.
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